SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 18, 1996
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                              CerProbe Corporation
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               (Exact name of Registrant as specified in charter)


         Delaware                      0-11370                   86-0312814
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(State or other jurisdiction         (Commission                (IRS Employer
         of incorporation)           File Number)            Identification No.)


600 South Rockford Drive, Tempe, Arizona                85281
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(Address of principal executive office)              (Zip Code)


Registrant's telephone number, including area code:  (602) 967-7885
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                          ITEM 5. PURSUANT TO RULE 135C
For Further Information:

Cerprobe                                          Coffin o KCSA
600 South Rockford Drive                          15300 Ventura Blvd., Suite 303
Tempe, AZ  85281                                  Sherman Oaks, CA  91403
(602) 497-4200                                    (818) 789-0100
CONTACT: Jacque Stewart                           CONTACT: William F. Coffin
         Investor Relations                                President


For Immediate Release:
January 18, 1996

      CERPROBE ANNOUNCES A SALE OF $10 MILLION CONVERTIBLE PREFERRED STOCK


Tempe, AZ, January 18, 1996...Cerprobe Corporation (NASDAQ:CRPB) announced today
the  successful  placement  of  $10  million  in  convertible   preferred  stock
("preferred stock") to a group of institutional investors.

The preferred stock accretes at a 6% annual rate and the preferred stockholders may convert to common stock of the company at either $16.55 per share or 90% of the average five day closing price prior to the conversion date. The company has redemption rights prior to conversion. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an exemption.

Cerprobe presently has approximately 5,000,000 shares of common stock outstanding on a fully diluted basis. Full conversion of the preferred stock will result in the issuance of a maximum of 800,000 additional shares of Cerprobe common stock.

C. Zane Close, President and Chief Executive Officer of Cerprobe, commented on the preferred stock sale saying, "We are pleased to have completed this financing on favorable terms to the company and our shareholders. We have stated previously management's goal to grow rapidly through both internal expansion and also through acquisitions and strategic alliances. This equity financing allows us to execute this strategy and not be constrained by capital limitations."

"Cerprobe is currently growing at a rapid rate in both our domestic and international markets. We have opened a modern probe card manufacturing facility in East Kilbride, Scotland, and are currently in the process of opening a manufacturing and sales office in Singapore to serve the growing Asia Pacific market. In addition we continue to see excellent investment opportunities in the domestic marketplace during a period of anticipated future growth for the company's line of products. We are delighted that our new stockholders share this vision and market opportunity."
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"Management's  objective  is to utilize the proceeds of this  financing  for the purpose of internal capital needs, as well as acquisitions during 1996," said Mr. Close.

Cerprobe develops and manufactures products for the high performance testing of integrated circuits and microelectronics components and markets its products worldwide to semiconductor manufacturers. The Arizona-based company operates manufacturing facilities in Tempe and Chandler, Arizona; San Jose, California; Austin, Texas; and Westboro, Massachusetts. The Company also operates a wholly-owned subsidiary, Cerprobe Europe, Limited in East Kilbride, Scotland and handles international sales through a network of distributors and licensed facilities.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        CERPROBE CORPORATION




Dated as of January 24, 1996                            By:  /s/C. Zane Close
                                                             -----------------
                                                             C. Zane Close
                                                             President & C.E.O.







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